SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       Provident Financial Services, Inc.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                 42-1547151
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



830 Bergen Avenue, Jersey City, New Jersey                          07306
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         Pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box. [x]                                 box. [ ]

  Securities Act registration statement file number to which this form relates:
  333-98241
  ---------

  Securities to be registered pursuant to Section 12(b) of the Act:

 Common Stock par value $0.10 per share              New York Stock Exchange
-----------------------------------------        -------------------------------
(Title of Each Class to be so Registered)        (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


  Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-98241), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Provident Financial Services, Inc. and The Provident Bank" in the Registrant's Prospectus.

Item 2.  Exhibits.
-----------------

     1.   Registration  Statement on Form S-1  (Registration  Number  333-98241)
          dated  August  16,  2002,  as  amended,   is  hereby  incorporated  by
          reference.

     2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on August 16,
          2002).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on August 16, 2002).

     4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on August 16, 2002).

SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PROVIDENT FINANCIAL SERVICES, INC.



Date:  December 12, 2002               By:  /s/ Paul M. Pantozzi
                                           ------------------------------------
                                           Paul M. Pantozzi
                                           Chairman, Chief Executive Officer and
                                           President